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                                                                     Exhibit 4.1

                             SOLA INTERNATIONAL INC.

                  (euro)205,000,000 11% Senior Notes due 2008

                               PURCHASE AGREEMENT

                                                                   April 9, 2001
                                                              New York, New York

UBS AG, acting through
its business group
UBS WARBURG
2 Finsbury Avenue
London EC2M 2PG

Ladies and Gentlemen:

     Sola International Inc., a Delaware corporation (the "Issuer"), agrees with you as follows:

     1. Issuance of Notes. The Issuer proposes to issue and sell to UBS AG,
        -----------------
acting through its business group UBS Warburg (the "Initial Purchaser"),
(euro)205,000,000 aggregate principal amount of 11% Senior Notes due 2008 (the "Original Notes"). The Original Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined herein), by and between the Issuer and The Bank of New York, trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

     The Original Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuer has prepared a preliminary offering memorandum, dated March 28, 2001 (the "Preliminary Offering Memorandum"), and a final offering memorandum dated and available for distribution on the date hereof (the "Offering Memorandum") relating to the Issuer and the Original Notes.

     The Initial Purchaser has advised the Issuer that the Initial Purchaser intends, as soon as it deems practicable after this Purchase Agreement (this "Agreement") has been executed and delivered, to resell (the "Exempt Resales") the Original Notes purchased by the Initial Purchaser under this Agreement in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United
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                                      -2-

States within the meaning of Regulation S under the Act; the persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the "Eligible Purchasers."

     Upon issuance of the Original Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Original Notes shall bear the legend relating thereto set forth under "Notice to Investors" in the Offering Memorandum.

     Holders (including subsequent transferees) of the Original Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") to be dated the Closing Date in form and substance reasonably satisfactory to the Initial Purchaser and conforming to the description thereof in the Offering Memorandum, for so long as such Original Notes constitute "Registrable Notes" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuer will agree to (i) file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement), the "Exchange Notes" and, together with the Original Notes, the "Notes," which term includes the guarantees, if any, related thereto) to be offered in exchange for the Original Notes (the "Exchange Offer") and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Original Notes, and (ii) to use its reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Note Documents."

     The Original Notes are being sold in connection with the repayment of the Issuer's borrowings outstanding under its Multi-Currency Credit Facility (the "Debt Refinancing") as described in the Offering Memorandum. In addition, the Issuer shall have received and furnished copies to the Initial Purchaser of a commitment letter to provide financing in the form of a $25.0 million revolving credit facility to the Issuer (including the Summary of Terms and Conditions annexed thereto, the "Commitment Letter") with UBS AG, Stamford Branch (the "Bank") dated as of April 9, 2001.

     The offering of the Original Notes, the Debt Refinancing and the receipt of the Commitment Letter on the Closing Date (as defined below) are collectively referred to as the "Transaction."

     2. Agreements to Sell and Purchase. On the basis of the representations,
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warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Issuer agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuer, the entire aggregate principal amount of the Original Notes. The purchase price for the Original Notes shall be 97.0% of their principal amount.
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     3. Delivery and Payment. Delivery of, and payment of the purchase price
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for, the Original Notes shall be made at 10:00 a.m., London time, on April 17,
2001 (such date and time, the "Closing Date") at the offices of Cahill Gordon & Reindel at Augustine House, 6A Austin Friars, London, England EC2N 2HA. The Closing Date and the location of delivery of and the form of payment for the Original Notes may be varied by mutual agreement between the Initial Purchaser and the Issuer.

     One or more of the Original Notes in global form registered in such names as the Initial Purchaser may request upon at least one business day's notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Original Notes shall be delivered by the Issuer to the Initial Purchaser (or as the Initial Purchaser directs), against payment by the Initial Purchaser of the purchase price therefor by means of transfer of immediately available funds to such account or accounts specified by the Issuer in accordance with its obligations under Sections 4(g) and 8(l) hereof on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.

     4. Agreements of the Issuer. The Issuer covenants and agrees with the
        ------------------------
Initial Purchaser as follows:

          (a) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request prior to the Closing Date. The Issuer consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchaser in connection with Exempt Resales.

          (b) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchaser shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than two business days after being furnished with a copy of such amendment or supplement.

          (c) If, during the time that an Offering Memorandum is required to be delivered in connection with any Exempt Resales after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Issuer or in the judgment of counsel to the Initial Purchaser, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuer shall promptly notify the Initial Purchaser of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memoran-
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                                      -4-

     dum, as amended or supplemented, will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

          (d) To cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the qualification or registration of the Original Notes under the securities laws of such jurisdictions as the Initial Purchaser may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, the Issuer shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (e) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Original Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuer shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Original Notes under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Original Notes under any securities laws, the Issuer shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated other than by reason of a default by the Initial Purchaser, to pay all costs, expenses, fees, disbursements (including fees, expenses and disbursements of counsel to the Issuer) reasonably incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution in connection with Exempt Resales of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) all expenses (including travel expenses) of the Issuer and the Initial Purchaser in connection with any meetings with prospective investors in the Original Notes, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery of the Original Notes by the Issuer to the Initial Purchaser, (v) the qualification or registration of the Notes for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchaser relating thereto), (vi) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested
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                                      -5-

     for use in connection with Exempt Resales, (vii) the preparation of certificates for the Notes, (viii) the application for listing on the Luxembourg Stock Exchange, including, but not limited to, all listing fees and expenses, (ix) the approval of the Notes by the Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream") for "book-entry" transfer, (x) the rating of the Notes by rating agencies, (xi) the fees and expenses of the Trustee and its counsel and (xii) the performance by the Issuer of its other obligations under the Note Documents. In addition, if the transactions contemplated by this Agreement are not consummated or this Agreement is terminated other than by reason of a default by the Initial Purchaser, the Issuer shall pay the fees, expenses and disbursements of counsel to the Initial Purchaser.

          (g) To use the proceeds from the sale of the Original Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

          (h) To do and perform all things reasonably required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Original Notes.

          (i) Not to, and not to permit any of its subsidiaries to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Original Notes in a manner that would require the registration under the Act of the sale of the Original Notes to the Initial Purchaser or any Eligible Purchasers.

          (j) Not to, and to use its reasonable best efforts to cause its affiliates (as defined in Rule 144 under the Act) not to, resell any of the Original Notes that have been reacquired by any of them.

          (k) Not to engage, not to allow any of its subsidiaries to engage, and to use its reasonable best efforts to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchaser and any of its affiliates, as to whom the Issuer makes no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Original Notes in the United States prior to the effectiveness of a registration statement with respect to the Notes.

          (l) Not to engage, not to allow any of its subsidiaries to engage, and to use its reasonable best efforts to cause its other affiliates and any person acting on its behalf (other than, in any case, the Initial Purchaser and any of its affiliates, as to whom the Issuer makes no covenant) not to engage, in any directed selling effort with respect to the Original Notes, and to comply with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.

          (m) From and after the Closing Date, for so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Issuer is not subject to Section 13 or 15(d) of the Securi-
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                                      -6-

     ties Exchange Act of 1934, as amended (the "Exchange Act"), to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Notes in connection with any sale of such Notes and (ii) any prospective purchaser of such Notes from any such holder or beneficial owner designated by the holder or beneficial owner. The Issuer will pay the expenses of printing and distributing such documents.

          (n) To comply with all of its agreements set forth in the Registration Rights Agreement.

          (o) To comply with all of its obligations relating to the approval of the Notes by Euroclear and Clearstream for "book-entry" transfer and to use its best efforts to obtain approval of the Notes by Euroclear and Clearstream for "book-entry" transfer.

          (p) Prior to the Closing Date, to furnish without charge to the Initial Purchaser, (i) as soon as they have been prepared by the Issuer, a copy of any regularly prepared final internal financial statements of the Issuer and its subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum, (ii) all other reports and other communications (financial or otherwise) that the Issuer mails or otherwise makes available to security holders and (iii) such other information as the Initial Purchaser shall reasonably request.

          (q) Not to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Original Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

          (r) During the period of two years after the Closing Date or, if earlier, until such time as the Original Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

          (s) In connection with the offering, until the Initial Purchaser shall have notified the Issuer of the completion of the resale of the Notes, not to permit any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which they or any of its affiliates have a beneficial interest in any Notes; and neither the Issuer nor any of its affiliates will make bids or purchases for the purpose of creating actual or apparent, active trading in, or of raising the price of, the Notes.

          (t) To use its reasonable best efforts to cause the Notes to be listed on the Luxembourg Stock Exchange.

     5. Representations and Warranties. (a) The Issuer represents and warrants
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to the Initial Purchaser that:
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          (i) Each of the Preliminary Offering Memorandum and the Offering
     Memorandum has been prepared for use in connection with the Exempt Resales. Neither the Preliminary Offering Memorandum nor the Offering Memorandum as of its respective issue date, and on the Closing Date the Offering Memorandum will not contain any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representation or warranty with respect to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum, as supplemented or amended, in reliance upon and in conformity with the information furnished to the Issuer in writing by or on behalf of the Initial Purchaser relating to the Initial Purchaser expressly for inclusion in the Preliminary Offering Memorandum or the Offering Memorandum. No order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Issuer or the Subsidiaries, has been threatened.

          (ii) There are no securities of the Issuer that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class as the Notes within the meaning of Rule 144A under the Act.

          (iii) As of the Closing Date, the Issuer shall have an authorized capitalization as set forth under the heading "Capitalization" in the Offering Memorandum. All of the issued and outstanding shares of capital stock or other equity interests of the Issuer have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Attached as Schedule I is a true and complete list of each subsidiary of the Issuer that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X under the Act, assuming all references to "10 percent" in such definition are changed to "5 percent," its jurisdictions of incorporation or formation, type of entity and percentage equity ownership by the Issuer (all such Significant Subsidiaries, the "Subsidiaries"). The entities listed on Schedule I hereto are the only Subsidiaries, direct or indirect, of the Issuer. All of the issued and outstanding shares of capital stock or other equity interests of the Issuer's Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Offering Memorandum, are owned by the Issuer free and clear of all Liens (as defined in the Indenture) (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions). Except as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Issuer's Subsidiaries. No holder of any securities of the Issuer or any of the Subsidiaries is entitled to have such securities (other than the Notes) registered under any registration statement contemplated by the Registration Rights Agreement or any other agreement.
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          (iv) The Issuer and each of its Subsidiaries (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent and approval could not reasonably be expected to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the business, condition (financial or other), results of operations, performance, properties or prospects of the Issuer and its subsidiaries, taken as a whole.

          (v) The Issuer has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated by the Note Documents to be consummated on its part and, without limitation, the Issuer has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes.

          (vi) This Agreement has been duly and validly authorized, executed and delivered by the Issuer.

          (vii) The Indenture has been duly and validly authorized by the Issuer and, when duly executed and delivered by the Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

          (viii) The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchaser by the Issuer and, when issued, authenticated and delivered by the Issuer against payment by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, the Original Notes will be legal, valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Original Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.
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          (ix) The Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by the Issuer, and when issued, authenticated and delivered by the Issuer in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legal, valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (x) The Registration Rights Agreement has been duly and validly authorized by the Issuer and, when duly executed and delivered by the Issuer (assuming the due authorization, execution and delivery thereof by the Initial Purchaser), will constitute a legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and
     (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

          (xi) All taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Note Documents and the execution, delivery and sale of the Original Notes shall have been paid by or on behalf of the Issuer at or prior to the Closing Date.

          (xii) Except as set forth in the Offering Memorandum, none of the Issuer or its Subsidiaries is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "Agreements and Instruments"), or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (B) and (C) herein, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Issuer or its Subsidiaries under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not have a Material Adverse Effect.

          (xiii) The execution, delivery and performance by the Issuer of the Note Documents to which it is a party, including the consummation of the offer and sale of the Original Notes does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Issuer or any Subsidiary or an acceleration of any indebtedness of the Issuer or any Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Issuer or any Subsidiary,
     (ii) assuming the consummation of the transactions contemplated thereby, any Agreements and Instruments, (iii) any law, statute, rule or regulation applicable to the Issuer or any Subsidiary or its respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Issuer or any Subsidiary or its respective assets or properties. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Issuer or any Subsidiary for the execution, delivery and performance by the Issuer or any Subsidiary of the Note Documents to which it is a party including the consummation of any of the transactions contemplated thereby, except (w) such as have been or will be obtained or made on or prior to the Closing Date, (x) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, or (y) qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in connection with the issuance of the Exchange Notes. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Note Documents or the consummation of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date.

          (xiv) Except as set forth in the Offering Memorandum, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuer or any Subsidiary, threatened or contemplated to which the Issuer or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuer, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Issuer or any Subsidiary is or may be subject that (x) in the case of clause (A) above, if determined adversely to the Issuer or any Subsidiary, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents and (y) in the case of clauses (B) and (C) above, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes that has been received by the Issuer or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.

          (xv) Except as would not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of the Issuer or its Subsidiaries exists or, to the knowledge of the Issuer, is imminent.

          (xvi) Except as set forth in the Offering Memorandum, the Issuer and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property ("Environmental Laws"), other than noncompliance or such costs or liabilities that would not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Issuer, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental investigations by any governmental authority which the Issuer or the Subsidiaries could reasonably expect to result in a Material Adverse Effect are fully and accurately described in all material respects in the Offering Memorandum. The Issuer and each Subsidiary maintains a system of internal environmental management controls sufficient to provide reasonable assurance of compliance in all material respects of its business facilities, real property and operations with requirements of applicable Environmental Laws.

          (xvii) The Issuer and each Subsidiary has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by it in the manner described in the Offering Memorandum, except where the failure to hold such Authorizations would not reasonably be expected to have a Material Adverse Effect, and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where such limitation, suspension or revocation would not reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Issuer and each Subsidiary is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or non-compliance with any Authorization that would not reasonably be expected to have a Material Adverse Effect.

          (xviii) The Issuer and each Subsidiary has valid title in fee simple to all items of real property and title to all personal property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (i) such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Issuer or such Subsidiary to an extent that such interference could not be reasonably expected to have a Material Adverse Effect, and (ii) liens set forth in the Offering Memorandum. Any real property and buildings held under lease by the Issuer or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Issuer or such Subsidiary.

          (xix) The Issuer and each Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") necessary to conduct the businesses operated by it as described in the Offering Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. Neither the Issuer nor any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Issuer and the Subsidiaries does not infringe on the rights of any person, except for such infringement as would not reasonably be expected to have a Material Adverse Effect.

          (xx) All tax returns required to be filed by the Issuer and each Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP (as defined in the Indenture) or those currently payable without penalty or interest and except where the failure to make such required filings or payment would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Issuer, there are no material proposed additional tax assessments against any of the Issuer and the Subsidiaries or their assets or property.

          (xxi) Neither the Issuer nor the Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended

     ("ERISA"), to which the Issuer or any of its Subsidiaries makes or ever has made a contribution and in which any employee of the Issuer or any of its Subsidiaries is or has ever been a participant. With respect to such plans, the Issuer and each of the Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

          (xxii) Neither the Issuer nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

          (xxiii) Except as provided in the Registration Rights Agreement, there are no holders of securities of the Issuer or any Subsidiary who have the right to request or demand that the Issuer or any Subsidiary register under the Act any of such securities held by any such holder.

          (xxiv) The Issuer and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and
     (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxv) The Issuer and each Subsidiary maintain insurance covering their properties, assets, operations and businesses, and such insurance is of such type and in reasonably sufficient amounts in order to protect the Issuer and the Subsidiaries and their businesses.

          (xxvi) Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) to its knowledge has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Original Notes or (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Original Notes in a manner that would require registration of the Original Notes under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Original Notes under the Act.

          (xxvii) Neither the Issuer nor any of its affiliates (as defined in Regulation D under the Act) to its knowledge has, directly or through any agent (other than the Initial Purchaser or any affiliate of the Initial Purchaser, as to which no representation is made), sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Original Notes in a manner that would require the registration of the Original Notes under the Act.

          (xxviii) Neither the Issuer nor any of its affiliates to its knowledge, or any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Issuer makes no representation), is engaged in any directed selling effort with respect to the Original Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meaning given to them by Regulation S.

          (xxix) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Issuer's execution, delivery and performance of the Note Documents or the issuance and delivery of the Notes, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (including, but not limited to, the obligations of the Issuer to effect payments of principal of and premium, interest and Liquidated Damages (as defined in the Registration Rights Agreement), if any, on the Notes in Euros free of any liability on the part of any holder thereof), except such as have been obtained or made by the Issuer and are in full force and effect and as may be required by federal and state securities laws with respect to the Issuer's obligations under the Registration Rights Agreement. No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Issuer or any of its representatives (other than the Initial Purchaser, as to whom the Issuer makes no representation) in connection with the offer and sale of any of the Original Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or displayed on any computer terminal, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Issuer nor any of its affiliates has entered into, and neither the Issuer nor any of its affiliates will enter into, any contractual arrangement with respect to the distribution of the Original Notes except for this Agreement.

          (xxx) As of December 31, 2000, neither the Issuer nor any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the Issuer's consolidated balance sheet as of such date or in the notes thereto set forth in the Offering Memorandum. Since December 31, 2000, except as set forth or contemplated in the Offering Memorandum, (a) neither the Issuer nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect to the business or condition (financial or other) of the Issuer and the Subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (c) there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock and (d) there has not been any change in the long-term debt of the Issuer or any of the Subsidiaries.

          (xxxi) Neither the Issuer nor any of the Subsidiaries (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, U or X of the Board of Gov-ernors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (xxxii) PricewaterhouseCoopers LLP and Ernst & Young LLP are independent accountants within the meaning of the Act. The historical financial statements and the notes thereto included in the Offering Memorandum present fairly in all material respects the consolidated financial position and results of operations of the Issuer and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed in the Offering Memorandum). The other financial and statistical information and data included in the Offering Memorandum are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Issuer and its subsidiaries.

          (xxxiii) As of the date hereof (immediately prior to and immediately following the issuance of the Notes on such date) the Issuer and each of the Subsidiaries is and will be Solvent. The Issuer is contemplating neither the filing of a petition by it under any bankruptcy or insolvency laws nor the liquidating of all or a substantial portion of its property, and the Issuer has no knowledge of any person contemplating the filing of any such petition against the Issuer. As used herein, "Solvent" shall mean, for any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured,
     (c) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person's ability to pay as such debts and liabilities mature, (d) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person's property would constitute an unreasonably small capital and (e) such person is able to pay its debts as they become due and payable.

          (xxxiv) Except as described in the section entitled "Plan of Distribution" in the Offering Memorandum, there are no contracts, agreements or understandings between the Issuer or any of its Subsidiaries and any other person other than the Initial Purchaser that would give rise to a valid claim against the Issuer, any such Subsidiary or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

          (xxxv) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Offering Memorandum are based on or derived from sources that the Issuer believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources.

          (xxxvi) Each certificate signed by any officer of the Issuer and delivered to the Initial Purchaser or counsel for the Initial Purchaser pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuer to the Initial Purchaser as to the matters covered by such certificate.

     The Issuer acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 of this Agreement, counsel to the Issuer and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Issuer hereby consents to such reliance.

     (b) The Initial Purchaser acknowledges that it is purchasing the Original Notes pursuant to a private sale exemption from registration under the Securities Act, and that the Original Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act. The Initial Purchaser represents, warrants and covenants to the Issuer that:

          (i) It is a QIB or an Institutional "Accredited Investor" (as defined under Rule 501 of Regulation D under the Act) in either case with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

          (ii) (A) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Original Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (B) it has and will solicit offers for the Original Notes only from, and will offer and sell the Original Notes only to, (1) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

          (iii) With respect to offers and sales outside the United States:

               (A) the Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either any Offering Memorandum or any such other material, in all cases at its own expense; and

               (B) the Initial Purchaser has offered the Original Notes and will offer and sell the Original Notes (1) as part of its distribution at any time and (2) otherwise until

          40 days after the later of the commencement of the offering of the Original Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither the Initial Purchaser nor any persons acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Original Notes, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S.

     Terms used in this Section 5(b)(iii) have the meanings given to them by Regulation S.

          (iv) The source of funds being used by it to acquire the Original Notes does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of ERISA) or any "plan" (within the meaning of
     Section 4975 of the Code).

     The Initial Purchaser understands that the Issuer and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuer and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchaser hereby consents to such reliance.

     6. Indemnification. (a) The Issuer agrees to indemnify and hold harmless
        ---------------
the Initial Purchaser, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of the Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "Losses") to which it or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Issuer by or on behalf of the Initial Purchaser expressly for use therein, provided, however, that with respect to any untrue statement or omission from the Preliminary Offering Memorandum the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of the Initial Purchaser to the extent that the sale to the person asserting any such Loss was an initial resale by the Initial Purchaser and any such Loss of or with respect to the Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of the Notes to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum. This indemnity agreement will be in addition to any liability that the Issuer may otherwise have, including, but not limited to, liability under this Agreement.

     (b) The Initial Purchaser agrees to indemnify and hold harmless the Issuer, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each of its agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchaser furnished in writing to the Issuer by or on behalf of the Initial Purchaser expressly for use therein. The Issuer and the Initial Purchaser acknowledge that the information described in Section 9 is the only information furnished in writing by the Initial Purchaser to the Issuer expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

     (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "action"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the de-fense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     7. Contribution. In order to provide for contribution in circumstances in
        ------------
which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Original Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuer, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Original Notes (net of discounts and commissions but before deducting expenses) received by the Issuer are to (y) the total discount received by the Initial Purchaser. The relative fault of the Issuer, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

     The Issuer and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwith-standing the provisions of this Section 7, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount applicable to the Original Notes pursuant to this Agreement exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of the Issuer shall have the same rights to contribution as the Issuer. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

     8. Conditions of Initial Purchaser Obligations. The obligations of the
        -------------------------------------------
Initial Purchaser to purchase and pay for the Original Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

          (a) All of the representations and warranties of the Issuer contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Issuer shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by it at or prior to the Closing Date.

          (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser on the day following the date of this Agreement or at such later date as the Initial Purchaser may determine. No stop order suspending the qualification or exemption from qualification of the Original Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Original Notes or consummation of the Exchange Offer; except as disclosed in the Offering Memorandum, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Issuer, threatened against the Issuer and/or any Subsidiary before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

          (d) As of December 31, 2000, neither the Issuer nor any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the Issuer's consolidated balance sheet as of such date or in the notes thereto set forth in the Offering Memorandum. Since December 31, 2000, except as set forth or contemplated in the Offering Memorandum,
     (a) neither the Issuer nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Issuer and the Subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock.

          (e) The Initial Purchaser shall have received certificates, dated the Closing Date, signed by two authorized officers of the Issuer and the Subsidiaries confirming, as of the Closing Date, to their knowledge, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

          (f) The Initial Purchaser shall have received on the Closing Date opinions (satisfactory in form and substance to the Initial Purchaser) dated the Closing Date, addressed to the Initial Purchaser, of Gardner, Carton & Douglas and Arnold & Porter, counsel to the Issuer.

          (g) The Initial Purchaser shall have received on the Closing Date an opinion (satisfactory in form and substance to the Initial Purchaser) dated the Closing Date of Cahill Gordon & Reindel, counsel to the Initial Purchaser.

          (h) The Initial Purchaser shall have received a "comfort letter" from PricewaterhouseCoopers LLP and Ernst & Young LLP, independent public accountants for the Issuer, dated the date of this Agreement, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser. In addition, the Initial Purchaser shall have received "bring-down comfort letters" from each of Pricewaterhouse-

     Coopers LLP and Ernst & Young LLP, dated as of the Closing Date, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser.

          (i) The Issuer shall have entered into the Indenture and the Initial Purchaser shall have received copies, conformed as executed, thereof.

          (j) The Issuer shall have received and countersigned the Commitment Letter and to the knowledge of the Issuer such Commitment Letter shall be in full force and effect as of the Closing Date and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (k) The Issuer shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (l) The Issuer shall have notified the lenders under the Issuer's credit agreement dated June 14, 1996, as amended (as in effect on the date hereof), of the Issuer's intention to pay all obligations with respect thereto with a portion of the proceeds of the Original Notes and simultaneously with the issuance of the Original Notes all such obligations shall be paid by the Issuer in full. Upon such payment, such credit agreement shall be terminated in accordance with the terms thereof.

          (m) The Initial Purchaser shall have received on the Closing Date a certificate from the Issuer dated the Closing Date as to the solvency of the Issuer and the Subsidiaries, addressed to the Initial Purchaser.

          (n) All government authorizations required in connection with the issue and sale of the Notes as contemplated under this Agreement and the performance of the Issuer's obligations hereunder and under the Indenture and the Notes shall be in full force and effect.

          (o) The Initial Purchaser shall have been furnished with wiring instructions for the application of the proceeds of the Original Notes in accordance with this Agreement and such other information as they may reasonably request.

          (p) Cahill Gordon & Reindel, counsel to the Initial Purchaser, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

          (q) All the requirements relating to the approval of the Notes by Euroclear and Clearstream for "book-entry" transfer shall have been complied with.

     If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as required by this Agreement to be fulfilled (or waived by the Initial Pur-chaser), this Agreement may be terminated by the Initial Purchaser on notice to the Issuer at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Sections 4(f), 6, 7, 9, 10 and 11(d) shall remain in effect.

     The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchaser on the Closing Date.

     9. Initial Purchaser Information. The Issuer and the Initial Purchaser
        -----------------------------
severally acknowledge that the statements with respect to the delivery of the Original Notes to the Initial Purchaser set forth in (i) the last paragraph of the cover page, (ii) the last sentence of the sixth paragraph of page i and
(iii) the first and second sentences of the fifth paragraph, the seventh paragraph, the first, second and third sentences of the ninth paragraph, the tenth paragraph and the eleventh paragraph under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

     10. Survival of Representations and Agreements. All representations and
         ------------------------------------------
warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser or any controlling person thereof or by or on behalf of the Issuer or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchaser. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to
Section 11.

     11. Effective Date of Agreement; Termination. (a) This Agreement shall
         ----------------------------------------
become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

     (b) The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Issuer from the Initial Purchaser, without liability (other than with respect to Sections 6 and 7) on the Initial Purchaser's part to the Issuer if, on or prior to such date, (i) the Issuer shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Initial Purchaser under this Agreement to be fulfilled by the Issuer pursuant to Section 8 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by federal or New York authorities, (v) there is an outbreak or escalation of hostilities or other national or international calamity, in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Initial Purchaser's reasonable judgment, impracticable to proceed with the offering or delivery of the Original Notes on the terms and in the manner contemplated in the Offering Memorandum or
(vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Initial Purchaser's reasonable judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum.

     (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

     (d) If this Agreement shall be terminated pursuant to clause (i) or (ii) of
Section 11(b), or if the sale of the Notes provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuer to satisfy any condition to the obligations of the Initial Purchaser set forth in this Agreement to be satisfied on its part or because of any refusal, inability or failure on the part of the Issuer to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuer will, subject to demand by the Initial Purchaser, reimburse the Initial Purchaser for all of their reasonable out-of-pocket expenses (including the fees and expenses of the Initial Purchaser's counsel) incurred in connection with this Agreement.

     12. Notice. All communications with respect to or under this Agreement,
         ------
except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchaser, shall be mailed, delivered or telegraphed or telecopied and confirmed in writing to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171 (telephone: (212) 821-3000, fax number:
203-719-1075), Attention: Syndicate Department; and if sent to the Issuer, shall be mailed, delivered or telegraphed or telecopied and confirmed in writing to Sola International Inc., 1290 Oakmead Parkway, Suite 230, Sunnyvale, CA 94085 (telephone: (408) 720-0853, fax: (408) 735-7407), Attention: Chief Financial Officer.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

     13. Parties. This Agreement shall inure solely to the benefit of, and shall
         -------
be binding upon, the Initial Purchaser, the Issuer and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchaser.

     14. Construction. This Agreement shall be construed in accordance with the
         ------------
internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

     15. Captions. The captions included in this Agreement are included solely
         --------
for convenience of reference and are not to be considered a part of this Agreement.

     16. Counterparts. This Agreement may be executed in various counterparts
         ------------
that together shall constitute one and the same instrument.

     If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuer and the Initial Purchaser, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuer and the Initial Purchaser.

                                    SOLA INTERNATIONAL INC.


                                    By:       /s/  Steven M. Neil
                                           -------------------------------------
                                           Name:    Steven M. Neil
                                           Title:   Executive Vice President

Confirmed and accepted as of the date first above written:

UBS AG, acting through
its business group
UBS WARBURG

By:       /s/  Gary Luciani
       ----------------------------------------------
       Name:  Gary Luciani
       Title:  Managing Director

By:       /s/  David Barth
       ----------------------------------------------
       Name:  David Barth
       Title:  Director

                                                                      Schedule I

                                                                                   %
                                                                              Owned by         Jurisdiction
                                                                                 the                of
                 Subsidiary                             Type of Entity         Issuer          Incorporation
                 ----------                             --------------       ----------        -------------
Sola Brasil Industria Optica Ltd.                        Corporation             100%             Brazil
American Optical Lens Company                            Corporation             100%         U.S. (Delaware)
AO Ouest Optique S.A.                                    Corporation             100%             France
Sola ADC Lenses Limited                                  Corporation             100%             Ireland